Exhibit (e)(1)(f)

Schedule A
Pacific Funds Distribution Agreement

PF Portfolio Optimization Model A Fund
PF Portfolio Optimization Model B Fund
PF Portfolio Optimization Model C Fund
PF Portfolio Optimization Model D Fund
PF Portfolio Optimization Model E Fund
PF AIM Blue Chip Fund
PF Goldman Sachs Short Duration Bond Fund
PF Janus Growth LT Fund
PF Lazard Mid-Cap Value Fund
PF Lazard International Value Fund
PF MFS International Large-Cap Fund
PF Fasciano Small Equity Fund
PF Oppenheimer Main Street® Core Fund
PF Oppenheimer Emerging Markets Fund
PF PIMCO Managed Bond Fund
PF PIMCO Inflation Managed Fund
PF Pacific Life Money Market Fund
PF Salomon Brothers Large-Cap Value Fund
PF Van Kampen Comstock Fund
PF Van Kampen Mid-Cap Growth Fund
PF Van Kampen Real Estate Fund

AGREED TO & ACCEPTED BY:

PACIFIC FUNDS

By:	/s/ GLENN S. SCHAFER

Name:	Glenn S. Schafer

Title:	President

PACIFIC SELECT DISTRIBUTORS, INC.

By:	/s/ GERALD W. ROBINSON	By:	/s/ AUDREY L. MILFS

Name:	Gerald W. Robinson	Name:	Audrey L. Milfs

Title:	Chairman, Chief Executive Officer	Title:	Secretary

Effective: October 1, 2005